Exhibit 99.1

Kineta Announces Exclusivity and Right of First Offer Agreement for its VISTA blocking antibody with TuHURA Biosciences

TuHURA has an exclusive right to negotiate to acquire Kineta’s KVA12123 Immuno-Oncology Drug Program

Kineta will receive a $5 million Nonrefundable Payment from TuHURA

KVA12123 is currently in a Phase 1/Phase 2 Clinical Study in the United States

SEATTLE — (July 8, 2024) Kineta, Inc. (Nasdaq: KA), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology that address cancer immune resistance, announced today that it has entered into an exclusivity and right of first offer agreement (the “Agreement”) with TuHURA Biosciences, Inc. (“TuHURA”), a Phase 3 registration-stage immune-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. Pursuant to the Agreement, among other things, Kineta has granted TuHURA an exclusive right to acquire Kineta’s worldwide patents, patent rights, patent applications, product and development program assets, technical and business information, and other rights and assets associated with and derived from its development program related to KVA12123, the Company’s VISTA blocking immunotherapy. This exclusive right shall continue through the first to occur of (a) the execution of any definitive agreement with respect to a potential transaction by TuHURA or one or more of its affiliates and (b) 11:59 PM Eastern Time on October 1, 2024, subject to extension. In consideration for Kineta’s compliance with its obligations set forth in the Agreement, TuHURA will pay Kineta a $5 million nonrefundable payment.

KVA12123 is a novel VISTA blocking monoclonal antibody being evaluated in a Phase 1/Phase 2 clinical trial for patients with advanced solid tumors. The study includes a monotherapy arm with KVA12123 alone, and a combination arm utilizing KVA12123 together with Merck’s anti-PD1 therapy, KEYTRUDA (pembrolizumab). Initial results from this study were reported in April this year at the American Association of Cancer Research. To date, the drug has been well tolerated with no dose limiting toxicities and no cytokine release syndrome. Additional data is expected to be released in the fourth quarter of 2024.

“TuHURA Biosciences is well positioned to advance KVA12123,” said Craig W. Philips, President of Kineta. “TuHURA is a Phase 3 registration stage immuno-oncology company with expertise and deep experience in the field. We believe they will make an excellent partner for this program and in advancing this novel drug program which could provide an important new treatment option for cancer patients.”

About Kineta

Kineta (Nasdaq: KA) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. The company’s immuno-oncology pipeline includes KVA12123, a novel VISTA blocking immunotherapy currently in a Phase 1/2 clinical trial in patients with advanced solid tumors, and a preclinical monoclonal antibody targeting CD27. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on X (formerly Twitter) and LinkedIn.

KVA12123, through the combination of unique epitope binding and an optimized IgG1 Fc region, has demonstrated strong tumor growth inhibition as both a monotherapy or in combination with other checkpoint inhibitors in preclinical models. KVA12123 provides a novel approach to address immune suppression in the TME with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung (NSCLC), colorectal, renal cell carcinoma, head and neck, and ovarian cancer.

In February 2024, Kineta announced a significant corporate restructuring to substantially reduce expenses and preserve cash. The restructuring included a significant workforce reduction and the suspension of enrollment of new patients in its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 in patients with advanced solid tumors. Patients currently enrolled in the trial will be permitted to continue to participate. The Company announced the restructuring as a result of certain investors indicating that they would not fulfill their April 2024 funding obligation in the previously disclosed private placement financing. In connection with the restructuring, the Company announced that it is exploring strategic alternatives to maximize stockholder value.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the anticipated benefits of the Agreement and statements relating to Kineta’s exploration of strategic alternatives. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: Kineta’s ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether Kineta will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether Kineta’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements; and those risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 21, 2024, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor Relations:

info@kineta.us

Source: Kineta, Inc.